CUSIP No. G21810109	Schedule 13D	Page 15 of 15 Pages

Exhibit 99.4
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares of Clarivate plc, a public limited company organized under the laws of the Island of Jersey, and that this agreement may be included as an exhibit to such joint filing.

Date: October 13, 2020	SELIGE CO-INVESTOR POOLING LIMITED

	By:	/s/ Michal Pawlica
	Name:	Michal Pawlica
	Title:	Director

Date: October 13, 2020	SELIGE CO-INVESTOR POOLING S.C.SP

	By:	/s/ Morgan Pacalin
	Name:	Morgan Pacalin
	Title:	Manager

SELIGE CO-INVESTOR POOLING S.C.SP

	By:	/s/ Dan Arendt
	Name:	Dan Arendt
	Title:	Manager

Date: October 13, 2020	CASTIK CAPITAL S.À R.L.

	By:	/s/ Julia Wallon
	Name:	Julia Wallon
	Title:	Manager

CASTIK CAPITAL S.À R.L.

	By:	/s/ Dan Arendt
	Name:	Dan Arendt
	Title:	Manager